      As filed with the Securities and Exchange Commission on June 22, 1999
                             Registration No. 33-___


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               CB BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



        HAWAII                                           99-0197163
(State of Incorporation)                 (I.R.S. Employer Identification Number)


                               201 Merchant Street
                             Honolulu, Hawaii 96813
                                 (808) 535-2500


                 CB BANCSHARES, INC. DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                Lionel Y. Tokioka
                              Chairman of the Board
                               CB Bancshares, Inc.
                               201 Merchant Street
                             Honolulu, Hawaii 96813
                                 (808) 535-2500
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                    Copy to:
                            Lawrence S. Okinaga, Esq.
                                 Carlsmith Ball
                         1001 Bishop Street, Suite 2200
                               Honolulu, HI 96813

                                         CALCULATION OF REGISTRATION FEE

-------------------------- --------------------- ------------------------- -------------------------- ----------------------

                                                     Proposed Maximum          Proposed Maximum
 Title of Securities to        Amount to be         Offering Price Per     Aggregate Offering Price         Amount of
      be Registered             Registered              Share (2)                     (2)               Registration Fee
-------------------------- --------------------- ------------------------- -------------------------- ----------------------
-------------------------- --------------------- ------------------------- -------------------------- ----------------------


Stock Options and Common          50,000                        31.468                   1,573,400                   437.41
Stock (par value $1.00)
(1)
-------------------------- --------------------- ------------------------- -------------------------- ----------------------

(1)      Includes one attached Common Stock Right under CB Bancshares, Inc. Shareholder Rights Plan.

(2)      The price per share, estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule
         457(c), is based upon the average of the high and low prices of Registrant's Common Stock, which average equals $31.468 per share, as reported on the NASDAQ National Market System on June 16, 1999.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by CB Bancshares, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The  Company's  latest  annual  report on Form 10-K filed  pursuant  to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interest of Named Experts.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 415-5 of the Hawaii Revised Statutes provides that a corporation has the power to indemnify any person who is or was an agent of the corporation against certain litigation expenditures. "Agent" includes a director, officer, employee or other agent of the corporation; a person serving at the corporation's request as a director, officer, employee, or other agent of any entity; and a director, officer, employee, or agent of certain predecessor entities. Section 415-5 permits corporations to indemnify a present or former agent against expenses (and, where the action is not brought by or in the right of the corporation, against judgments, fines, settlements, and other amounts) actually and reasonably incurred by such person in connection with any proceeding to which that person was or is a party or is threatened to be made a party. However, the person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     In addition, in the case of a criminal proceeding, the person must have had no reasonable cause to believe the person's conduct was unlawful. In the case of a proceeding not brought by or in the right of the corporation, termination of the proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere does not, of itself, create a presumption that the present or former agent failed to satisfy the foregoing standards. In an action brought by or in the right of the corporation, a corporation has the power to indemnify present and former agents against expenses actually and reasonably incurred in the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     However, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in performing the person's duty to the corporation, unless the court in which the action was brought determines in view of all the circumstances that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. If an agent is ultimately successful on the merits or otherwise in defense of any proceeding (whether or not the proceeding was brought by or in the right of the corporation), or in defending any claim, issue or matter therein, then the agent shall be indemnified by the corporation against expenses actually and reasonably incurred by the agent in connection therewith.

     Indemnification pursuant to Section 415-5 requires a determination in the specific case that the agent satisfied the applicable standard of conduct. That determination may be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or if a quorum is not obtainable by independent legal counsel. That determination also may be made by stockholders, or by the court in which the proceeding is or was pending. Expenses incurred in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding if the agent agrees to repay such amount, unless it ultimately is determined that the agent is entitled to be indemnified by the corporation as authorized under Section 415-5.

     Indemnification pursuant to Section 415-5 is not exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise and shall continue if the person ceases to be an agent of the corporation. Furthermore, a corporation has the power to purchase and maintain insurance on behalf of any agent of the corporation, against any liability asserted against or incurred by the agent in any such capacity regardless of whether or not the corporation would have the power to indemnify the agent. Section 415-5 does not apply to proceedings against fiduciaries of employee benefit plans in that capacity even though the fiduciary also may be an agent of the employer corporation.

     In addition, Article XVIII, Section 2, of the Company's Bylaws provides that every director and officer of the Company shall be indemnified by the Company against all reasonable costs, expenses, and liabilities (including counsel fees) actually or necessarily incurred by him in connection with claims or proceedings of any nature in which he may be involved as a party or otherwise by reason of his being or having been a director or officer, whether or not he continues to be such director or officer at the time of the incurring of such costs, expenses, or liabilities, except in relation to matters as to which he shall be finally adjudged to be liable for willful misconduct or willful neglect toward the company in the performance of his duties as such director or officer. As to whether or not a director or officer was liable by reason of willful misconduct or willful neglect toward the corporation in the performance of his duties as such director or officer, absent such final adjudication of the existence of such liability, the Board of Directors and each director and officer may rely conclusively upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors.

     Pursuant to the authority granted by Section 415-5, Hawaii Revised Statutes, the Company maintains a liability and indemnification policy in the amount of $10,000,000 for a period extending through May 1, 2000, issued by Executive Risk Indemnity, covering all officers and directors of the Company at a current annual expense of approximately $140,000.
Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.


   Number                             Description


     4                 CB Bancshares, Inc. Director Stock Option Plan


     5 Opinion of Carlsmith Ball Law Firm with respect to the legality of the shares being registered

     23.1              Consent of Grant Thornton LLP


     23.2              Consent of Carlsmith Ball Law Firm is contained in
                       Exhibit 5 to this Registration Statement

     24 Power of Attorney of CB Bancshares, Inc. and Directors and Officers

Item 9.  Undertakings.

1.       The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendments thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on the 22nd day of June, 1999.

                                          CB BANCSHARES, INC.


                                          By  /s/  Ronald K. Migita
                                          Ronald K. Migita
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




SIGNATURE                              TITLE                          DATE


           *               Chairman of the Board of Directors     June 22, 1999
_________________________
Lionel Y. Tokioka


           *               Vice Chairman and Director             June 22, 1999
_________________________
Tomio Fuchu


/s/  Ronald K. Migita      President, Chief Executive Officer,    June 22, 1999
_________________________  and Director
Ronald K. Migita

                           Senior Vice President, Chief
           *               Financial Officer and Treasurer        June 22, 1999
_________________________  (Principal Financial and Accounting
Dean K. Hirata             Officer)


           *               Corporate Secretary                    June 22, 1999
________________________
James H. Kamo

           *               Director                               June 22, 1999
________________________
Donald J. Andres


           *               Director                               June 22, 1999
________________________
Colbert M. Matsumoto


           *               Director                               June 22, 1999
________________________
Larry K. Matsuo


           *               Director                               June 22, 1999
________________________
Caryn S. Morita


           *               Director                               June 22, 1999
________________________
Hiroshi Sakai



           *               Director                               June 22, 1999
________________________
Yoshiki Takada


           *               Director                               June 22, 1999
________________________
H. Clifton Whiteman


           *               Director                               June 22, 1999
________________________
Dwight L. Yoshimura


*By  /s/  Ronald K. Migita
    -------------------------------
 (Ronald K. Migita, Attorney-in-Fact)

EXHIBIT NUMBER     DESCRIPTION


4                   CB Bancshares, Inc. Director Stock Option Plan

5 Opinion of Carlsmith Ball Law Firm with respect to the legality of the shares being registered

23.1                Consent of Grant Thornton LLP

23.2                Consent of Carlsmith Ball Law Firm is contained in
                    Exhibit 5 to this Registration Statement

24 Power of Attorney of CB Bancshares, Inc. and Director and Officers

Exhibit 4


                               CB BANCSHARES, INC.
                           DIRECTORS STOCK OPTION PLAN

                        (Effective as of April 29, 1999)

                               CB BANCSHARES, INC.
                           DIRECTORS STOCK OPTION PLAN


     Section 1. Purpose. This CB Bancshares, Inc. Directors Stock Option Plan ("Plan") is established by CB Bancshares, Inc. (the "Company"). The purpose of the Plan is to advance the interests of the Company by encouraging and enabling members of the Board of Directors of the Company, City Bank (the "Bank"), or of International Savings and Loan Association, Limited ("ISL") ("Directors") to acquire and retain throughout each member's tenure as a Director a proprietary interest in the Company by ownership of shares of the Company's common stock ("Common Stock"). Any option granted pursuant to this Plan ("Option") shall be specifically designated as not being an incentive stock option, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

     Section  2.   Effective Date and Term of Plan. The   Plan   shall   become
effective as of April 29, 1999, subject to approval of the Plan by the holders of a majority of the Company's outstanding stock entitled to vote thereon at a meeting of the Company's stockholders following adoption of the Plan by the Board of Directors; provided, however, that Options may be granted under this Plan prior to obtaining stockholder approval of the Plan, but any such Options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Plan shall continue in effect for a term of ten years from April 29, 1999, unless sooner terminated under Section 22.

     Section 3. Administration.  The   Plan  shall  be   administered   by  the
Compensation Committee of the Company's Board of Directors ("Committee"). The Committee shall hold meetings at such times and places as they may determine, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Plan. Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

     Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Committee shall have, in its sole and absolute discretion, the authority: (a) to construe and interpret the Plan; (b) to define the terms used herein; (c) to determine, to the extent not provided by the Plan, the terms and conditions of Options and restricted shares granted pursuant to the terms of the Plan; and (d) to make all other determinations and do all other things necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs, and beneficiaries.

     Notwithstanding any other provision of the Plan (and without limiting the Committee's authority), in connection with any action concerning grants of Options to, or transactions by, Directors who are subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") ("Insiders"), the Committee may adopt such procedures as it deems necessary or desirable to assure the availability of exemptions from Section 16 of the Exchange Act afforded by Rule 16b-3 thereunder or any successor rule. Without limiting the foregoing, in connection with approval of any transaction by an Insider involving a grant, award, or other acquisition from the Company, or involving the disposition to the Company, of Common Stock, the Committee may delegate its approval authority to a subcommittee thereof comprised of two or more "Non-Employee Directors" (as defined in Rule 16b-3), or take action by the affirmative vote of two or more Non-Employee Directors (with all other members of the Committee abstaining or recusing themselves from participating in the matter), or refer the matter to the full Board of Directors for action.

     Section 4. Maximum Number of Shares Subject to the Plan. The aggregate number of shares of Common Stock which may be granted under the Plan shall be 50,000 shares. The shares of Common Stock to be issued upon exercise of an Option may be authorized but unissued shares or reacquired shares. If any of the Options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated Options shall cease to reduce the number of shares available for purposes of the Plan. The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

     Section 5. Eligibility and Participation.   Any   Director   entitled   to
compensation by the Company, the Bank, or ISL for service as a Director, other than a Director who is also a salaried officer or employee of the Company, the Bank, or ISL, or any of their subsidiaries, shall be eligible to receive Options according to the terms of the Plan.

    Section 6. Grant of Option. Effective on the date of each of the next ten regular annual meetings of stockholders of the Company, commencing with the 1999 regular annual meeting, the Company shall automatically grant an Option for the purchase of 1,000 shares of Common Stock to each Director (whether a Director of one or more of the Company, Bank, or ISL) ("Optionee") who will be a Director immediately following that annual meeting.

     Section 7. Duration of Options. Each Option and all rights thereunder granted pursuant to the terms of this Plan shall expire ten years from the date on which the Option is granted. In addition, each Option shall be subject to earlier termination as provided in the Plan.

     Section 8. Exercise Price. The exercise price ("Exercise Price") for shares subject to any Option granted hereunder shall be equal to the fair market value ("Fair Market Value") of the shares at the time of the grant of the Option. Fair Market Value on any day shall be deemed to be the highest closing price of the Common Stock on such day on the New York Stock Exchange (or such other exchange or interdealer quotation system that then constitutes the primary trading market for the Common Stock), and if no reported sale takes place on such day, Fair Market Value shall be deemed to be the highest closing price on the next preceding day on which such a sale occurred.

     Section 9. Exercise of Options. Each Option shall be exercisable in whole or part during its term. The person exercising an Option may do so only by written notice of exercise delivered to the Company's Corporate Secretary, in such form as the Corporate Secretary prescribes or approves from time to time, specifying the number of shares to be purchased and accompanied by a tender of the Exercise Price for those shares. The Exercise Price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by delivery of shares of Common Stock (excluding restricted shares acquired pursuant to this Plan as to which restrictions have not lapsed), or a combination thereof, at the time of exercise of the Option. If any portion of the Exercise Price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined in accordance with Section 8 of this Plan. Fractional shares resulting from any adjustment in Options pursuant to Section 21 of the Plan shall be settled in cash based on the Fair Market Value of the Common Stock as determined under
Section 8.

     Section 10. Option Rights Upon Termination of Service. If an Optionee ceases to serve as a Director for any reason other than death or Disability as described below, his Option shall expire three months after the date on which the Director ceases his service as a Director unless by its terms it expires sooner.

     Section 11. Option Rights Upon Death of Optionee. If an Optionee dies while serving as a Director, his Option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the Option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

     Section 12. Option Rights Upon Disability of Optionee. If an Optionee ceases to serve as a Director due to "Disability", his Option shall expire one year after the date of such termination of service unless by its terms it expires sooner. During this one year or shorter period, the Option may be exercised, to the extent that it remains unexercised on the date of such termination of service, by the Optionee or by his legal guardian on behalf of the Optionee. For purposes of this Plan, the term "Disability" shall mean, as determined by the Committee, the Director's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, or any successor definition of the term "Permanent and Total Disability" under Code Section 22(e)(3).

     Section 13. Options Not Transferable. Options granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and shall not be subject to execution, attachment, or similar process; except that at the holder's election, such Options may be transferred to and held by a revocable trust of which the Optionee is both a trustee and beneficiary, in which case such Options shall continue to be subject to all restrictions set forth in this Plan. Options may be exercised during the lifetime of an Optionee only by
(a) the Optionee, (b) at the Optionee's election, by a revocable trust of which the Optionee is both a trustee and beneficiary, (c) on behalf of the Optionee, by a person holding the Optionee's power of attorney for that purpose, or
(d) the duly appointed guardian of the person and property of an Optionee who is under a Disability.

     Section 14. Option Stock Restricted. Shares of Common Stock that are purchased by exercise of an Option granted under the Plan shall be treated in all respects as restricted shares ("Restricted Shares") during the restriction period ("Restriction Period") as defined hereunder. If during the Restriction Period, the holder of the Restricted Shares ceases to serve as a Director for any reason other than an event described in clause (b), (c), (d), (e), or (f) of
Section 18 below, the holder shall sell to the Company, and the Company shall redeem, the Restricted Shares at the price equal to the Fair Market Value of the shares (determined as provided in Section 8) at the time of grant (i.e., the Option Exercise Price). The redemption price shall be paid to the holder in a single payment for the complete redemption of the Restricted Shares.

     For this purpose, the "Restriction Period" means the period commencing on the date Restricted Shares are purchased, and ending at the later of the expiration of: (a) the Director's then current term as a Director of either the Company or the Bank or ISL (whichever term last expires); or (b) any immediately succeeding future consecutive term as a Director of either the Company or the Bank or ISL that results from election, appointment, reelection, or reappointment to any such Board of Directors; provided that the Restriction Period shall not expire (and no redemption of Restricted Shares shall occur) at the time a person ceases to be a member of the Board of Directors of the Company or of the Bank or ISL, if at that time such person continues to be a Director by reason of membership on any of the Board of Directors of the Company or the Bank or ISL.

     Section 15. Restricted Shares Not Transferable. During the Restriction Period, Restricted Shares may not be sold, pledged, assigned, or transferred in any manner, and shall not be subject to execution, attachment, or similar process; except that, at the Optionee's election, the Restricted Shares may be transferred to and held by a revocable grantor trust of which the Optionee is both a trustee and beneficiary, in which case the Restricted Shares shall continue to be subject to the nontransferability, forfeiture, and redemption limitations.

     Section 16. Stockholder Rights. The holder of Restricted Shares shall have during the Restriction Period all of the rights of a stockholder of the Company with respect to the Restricted Shares, including the right to vote the shares, and the right to receive any dividends and other distributions thereon; provided that any shares of Common Stock issued as the result of any stock dividend or stock split shall, to the extent attributable to Restricted Shares, themselves constitute Restricted Shares.

    Section 17. Surrender of Stock Certificate and Assignment of Shares. Upon the occurrence of an event triggering the redemption of Restricted Shares, the holder shall immediately return the certificate representing the Restricted Shares to the Company's Corporate Secretary, duly endorsed in blank by holder or with duly endorsed stock powers attached, all in forms suitable for the transfer of the Restricted Shares to the Company, and the Company shall immediately pay to the holder the required redemption price. From and after occurrence of such an event, the Company shall not pay any dividends to the holder on or with respect to the Restricted Shares, or permit the holder to exercise any of the privileges or rights of a stockholder with respect to such shares, but shall treat the Company or its nominee as the owner of the shares. Any assignment of the Restricted Shares pursuant to this Section 17 shall be effective as of the date of the holder's termination of service as a Director.

     Section   18.  Lapse of Restrictions.  The   restrictions   set   forth  in
Section 14 above relating to the redemption of Restricted Shares and Section 15 above relating to the nontransferability of Restricted Shares shall lapse and no longer apply upon the earlier of: (a) the expiration of the Restriction Period;
(b) the death of the Director; (c) the cessation of service as a Director due to "Disability"; (d) the occurrence of a change of control ("Change of Control") of the Company; (e) the removal of the Director from office by stockholders without cause; or (f) the termination of service of the Director with the approval of the Board of Directors for purposes of the Plan. Further, in the case of the exercise of an Option after death or Disability, such restrictions shall not apply to the Shares purchased by way of the exercise. A "Change of Control" of the Company shall be deemed to occur in the event: (a) a person acquires 20% or more of Company voting stock; (b) Company shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction ("Transaction"), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Company voting power in the resulting entity; or (c) within any twenty-four (24) month beginning on or after April 29, 1999, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors. Modified certificates for shares of stock, without the restrictive legend referred to in Section 20 below, shall be delivered to the holder as soon as reasonably practicable after, and only after, the lapse of the restrictions.

     Section 19. Adjustments. If the then outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which Options and Restricted Shares may be granted under this Plan. A corresponding adjustment changing the number and kind of shares or securities allocated to unexercised Options, Restricted Shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option.

     Section 20. Restrictive Legend. The holder of Restricted Shares shall not have any rights with respect to such shares, unless and until such holder has executed an agreement evidencing the terms and conditions of the issuance of such shares. Each individual who purchases Restricted Shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the holder and shall bear an appropriate legend (in addition to any legend required pursuant to Section 20 below) referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

     The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and redemption) of the CB Bancshares, Inc. Directors Stock Option Plan and related Stock Option Grant Agreement, which Agreement was entered into between the registered owner and CB Bancshares, Inc. Copies of such Plan and Agreement are on file in the offices of CB Bancshares, Inc.

     Section 21. Compliance with Securities Laws. Shares shall not be issued under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may also require a holder to furnish evidence satisfactory to the Company and its counsel (including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise), that the shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each holder shall consent to the imposition of legends on the certificates for shares issued under this Plan restricting their transferability as required by law, by this Section 20 above.

    Section   22.  Rule   16b-3   Requirements.   With   respect  to  Insiders,
transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act (except to the extent that noncompliance of a particular transaction would not result in liability under Section 16 of the Exchange Act or the rules adopted thereunder). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     Section 23. Termination and Amendment of Plan. The Plan shall terminate at the end of the term of the Plan described in Section 2, or shall terminate at such earlier time as the Board of Directors may determine. No Options shall be granted under the Plan after that date. Subject to the limitation contained in
Section 24 below, the Board of Directors may at any time, without further reference to or approval by the Company's stockholders, terminate or suspend the Plan or amend or revise its terms, including the form and substance of the Option agreements to be used hereunder.

     Section 24. Prior Rights and Obligations. No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an Option or has purchased a Restricted Share, alter or impair any of that person's rights or obligations under any Option granted or Restricted Share purchased under the Plan prior to that amendment, suspension, or termination. However, the grant of an Option or purchase of a Restricted Share shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure; to merge or consolidate; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     Section 25. Privileges of Stock Ownership. Notwithstanding the exercise of any Option granted pursuant to the terms of this Plan or the achievement of any conditions specified in any Restricted Share purchased pursuant to the terms of this Plan, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her Option or the satisfaction of his or her Restricted Share conditions until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or satisfaction of any conditions with respect to any Restricted Share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

     Section 26. Continued Service. Nothing contained in this Plan shall be construed as conferring upon a Director the right to continue in the service of the Company, the Bank, or ISL as a Director or in any other capacity. Further, nothing contained in this Plan or in any Option or Restricted Share granted hereunder shall be deemed to create any obligation on the part of the Board of Directors of the Company, the Bank, or ISL to nominate any Director for reelection.

     Section 27. Tax Withholding. The exercise of any Option or Restricted Share purchase under this Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option or purchase of the Restricted Share shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. A Director may elect, on an irrevocable basis, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction.

     Section 28. Indemnification. Each person who is or shall have been a member of the Committee, or of the Company s Board of Directors, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company have to indemnify them or hold them harmless.

     Section 29. Successors. All obligations of the Company under the Plan with respect to Options or Restricted Shares hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     Section 30. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    Section 31. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     Section 32. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Hawaii.

EXHIBIT 5
                                  June 21, 1999

CB Bancshares, Inc.
201 Merchant Street
Honolulu, Hawaii  96813

Ladies and Gentlemen:

     We have acted as counsel to CB Bancshares, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an additional 50,000 shares (the "Shares") of the Company's common stock, $1.00 par value per share, to be issued pursuant to options granted or to be granted under the Company's Directors Stock Option Plan (the "Plan").

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation, as amended, (ii) the By-Laws of the Company, as amended, (iii) the Plan, and (iv) such other documents, records, certificates, and other instruments of the Company as in our judgment are necessary or appropriate for purposes of the opinion hereinafter expressed.

                  Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Hawaii.

     2. The Shares, when issued in accordance with the terms of the options and the Plan and for consideration not less than par value per Share, will be duly authorized, validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
                                          Very truly yours,

                                          CARLSMITH BALL
                                          By  /s/  Dean H. Robb
                                          Its Partner

EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 12, 1999, (except for Note Q2, as to which the date was March 5, 19999), accompanying the consolidated financial statements included in the Annual Report of CB Bancshares, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in this Registration Statement of CB Bancshares, Inc. and Subsidiaries on Form S-8.

GRANT THORNTON LLP

/s/ Grant Thornton LLP

Honolulu, Hawaii
June 21, 1999

EXHIBIT 23

     The Consent of Carlsmith Ball Law Firm is contained in Exhibit 5 to this Registration Statement.

EXHIBIT 24

                                POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below each constitute and appoint Ronald K. Migita, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 relating to the registration of an additional 50,000 shares of common stock, $1.00 par value per share, to be issued pursuant to options granted or to be granted under the Company's Directors Stock Option Plan and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes, as they each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned directors and officers of CB Bancshares, Inc. have hereunto set their hands as of this 21st day of June, 1999. This Power of Attorney may be executed in any number of counterparts by one or more of the officers or directors.



SIGNATURE                  TITLE                                  DATE


/s/ Lionel Y. Tokioka       Chairman of the Board of Directors     June 21, 1999
Lionel Y. Tokioka



/s/ Tomio Fuchu            Vice Chairman and Director             June 21, 1999
Tomio Fuchu



/s/ Ronald K. Migita       President, Chief Executive Officer,    June 21, 1999
Ronald K. Migita           and Director


                          Senior Vice President, Chief
/s/ Dean K. Hirata        Financial Officer and Treasurer         June 21, 1999
Dean K. Hirata            (Principal Financial and Accounting
                          Officer)



/s/ James H. Kamo         Corporate Secretary                     June 21, 1999
James H. Kamo



/s/ Donald J. Andres      Director                                June 21, 1999
Donald J. Andres



/s/ Colbert M. Matsumoto  Director                                June 21, 1999
Colbert M. Matsumoto



/s/ Larry K. Matsuo       Director                                June 21, 1999
Larry K. Matsuo



/s/ Caryn S. Morita       Director                                June 21, 1999
Caryn S. Morita



/s/ Hiroshi Sakai         Director                                June 21, 1999
Hiroshi Sakai



/s/ Yoshiki Takada        Director                                June 21, 1999
Yoshiki Takada



/s/ H. Clifton Whiteman   Director                                June 21, 1999
H. Clifton Whiteman



/s/ Dwight L. Yoshimura   Director                                June 21, 1999
Dwight L. Yoshimura